Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form 10-Amendment No. 2 of our report dated December 19, 2017, relating to the financial statements of BioForce Nanosciences Holdings, Inc., as of December 31, 2016 and 2015 and to all references to our firm included in this Registration Statement.

/s/ BF Borgers CPA PC

Certified Public Accountants

Lakewood, Colorado

February 28, 2017